                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to ss.240.14a-ll(c) or ss.240.14a-12

                         COLONIAL DOWNS HOLDINGS, INC.
------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
                         COLONIAL DOWNS HOLDINGS, INC.
------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):

     [x]  No fee required
     [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
          11.

1) Title of each class of securities to which transaction applies:
     _________________________________________________________________________

2) Aggregate number of securities to which transaction applies:
     _________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     _________________________________________________________________________

4) Proposed maximum aggregate value of transaction:
     _________________________________________________________________________

5) Total fee paid:
     _________________________________________________________________________

     [_]  Fee paid previously with preliminary materials.
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing
          1) Amount previously paid:_______________________
          2) Form, Schedule or Registration Statement no:______________________
          3) Filing Party:_________________
          4) Date Filed:________________________

                         COLONIAL DOWNS HOLDINGS, INC.
                         10515 Colonial Downs Parkway
                              New Kent, VA 23124

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To be Held August 2, 2000

     NOTICE IS HEREBY GIVEN that the annual meeting of Shareholders (the "Annual Meeting") of Colonial Downs Holdings, Inc., (the "Company"), a Virginia corporation, will be held on August 2, 2000 at 2:00 p.m., local time, at Colonial Downs Racetrack, 10515 Colonial Downs Parkway, New Kent, Virginia for the following purposes:

     1. To elect three Class III directors, each for a term of three years and until their respective successors are duly elected and qualified.

     2. To amend the Articles of Incorporation of the Company to reflect a change in name of the Company to Colonial Holdings, Inc.

     3. To ratify the appointment of the accounting firm BDO Seidman, LLP as independent auditors for the Company for the current year.

     4. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     These items are fully discussed in the following pages, which are made part of this Notice. Only shareholders of record at the close of business on June 26, 2000 are entitled to vote at the Annual Meeting. A list of shareholders entitled to vote will be available for inspection at the offices of Colonial Downs, 10515 Colonial Downs Parkway, New Kent, VA 23124, for the 10 days prior to the Annual Meeting.

     Please sign and date the accompanying proxy card and return it promptly in the enclosed postage-paid envelope whether or not you plan to attend the Annual Meeting in person. Instructions are included with the proxy card. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously have returned your proxy card. The proxy may be revoked at any time prior to its exercise.

                                        FOR THE BOARD OF DIRECTORS

                                          /s/ Jeffrey P. Jacobs
                                        ------------------------------------
                                        Jeffrey P. Jacobs
                                        Chairman and Chief Executive Officer

New Kent, Virginia
June 30, 2000

                         COLONIAL DOWNS HOLDINGS, INC.
                         10515 Colonial Downs Parkway
                              New Kent, VA 23124
                                (804) 966-7223

                                PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Colonial Downs Holdings, Inc. (the "Company") for use in voting at the Annual Meeting of Shareholders ("Annual Meeting") to be held August 2, 2000 at 2:00 p.m., local time, at Colonial Downs Racetrack, 10515 Colonial Downs Parkway, New Kent, Virginia, and at any adjournment or postponement thereof, for the purposes set forth in the attached notice. The proxy solicitation materials were mailed to shareholders on or about June 30, 2000.

     No director has informed the Company that he intends to oppose any action intended to be taken by the Company. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may be made by mail or by telephone or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for these services. The Company reserves the right to retain an outside proxy solicitation firm to assist in the solicitation of proxies, but at this time does not have plans to do so. Costs of solicitation of proxies will be borne by the Company, which will reimburse custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of stock held by them.

Voting and Revocability of Proxies

     When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein, FOR the amendment to the Articles of Incorporation set forth herein, and FOR ratification of the appointment of auditors. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters. A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Secretary prior to the Annual Meeting or by giving a later dated proxy.

     With the exception of a vote regarding (i) a merger, (ii) a sale of substantially all of the assets of the Company, or (iii) an amendment to the Articles of Incorporation or Bylaws of the Company, each share of Class A Common Stock outstanding on the record date is entitled to one vote and each share of Class B Common Stock outstanding on the record date is entitled to five votes on all matters. With regard to the preceding exceptions, each share of Class A and Class B Common Stock outstanding on the record date is entitled to one vote. Therefore, in the instance of the proposal to amend the Articles of Incorporation of the Company to change the Company's name, each share of Class B Common Stock outstanding on the record date is entitled to one vote on that specific matter. If a share is represented for any purpose at the meeting it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included for quorum purposes.

     To obtain approval of the election of the nominees for directors, and ratification of the appointment of auditors, the votes cast in favor of these proposals must exceed the votes cast opposing the proposals. The proposal for amendment to the Articles of Incorporation will be approved upon receiving the vote of more than two-thirds of the shares entitled to vote on that proposal.

Record Date and Shares Outstanding

     As of June 26, 2000, Colonial Downs had 5,025,239 shares of Class A Common Stock and 2,242,500 shares of Class B Common Stock. Only shareholders of record at the close of business on June 26, 2000 will be entitled to vote at the Annual Meeting.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

Information about Nominees and Other Directors

     The Company's Board of Directors presently consists of seven directors. There are two Class I directors, two Class II directors and three Class III directors. Each director's term is for a period of three years, staggered such that only one class of directors is voted upon at each annual meeting. The Class I directors' terms expire in 2001, the Class II directors' terms expire in 2002, and the Class III directors' terms expire in 2000.

     Three Class III directors will be elected at the Annual Meeting to hold office, subject to the provisions of the Company's Bylaws, until their respective successors are duly elected and qualified at the annual meeting of shareholders of the Company to be held in 2003.

     Unless otherwise instructed on the proxy, the shares represented by proxies will be voted FOR the election as directors of all of the nominees named below. Each of the nominees has consented to being named as a nominee in the Proxy Statement and has agreed that, if elected, he will serve on the Board of Directors for his three-year term and until his successor has been elected. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by the Board of Directors. The Company is not aware of any family relationship among any of the directors, nominees to become directors, or executive officers of the Company.

     The following table sets forth the name, age, principal occupation, and respective service dates of each person who has been nominated to be a director of the Company:

Name of Nominee                   Age       Principal Occupation
--------------                    ---       ---------------------
Jeffrey P. Jacobs                  46       Mr. Jacobs serves as Chairman of the Board and Chief
                                            Executive Officer of the Company.  From 1995 to the
                                            present, he has served as Chairman and Chief
                                            Executive Officer of Jacobs Entertainment Ltd., a
                                            company based in Cleveland, Ohio that has
                                            investments in other gaming companies and ventures,
                                            including Black Hawk Gaming & Development Company,
                                            Inc. based in Black Hawk, Colorado.  From 1975 to
                                            present, he also has served as President and CEO of
                                            Jacobs Investments, Inc., a company engaged in the
                                            development, construction and operation of
                                            residential and commercial real estate and
                                            entertainment projects in Ohio.  Mr. Jacobs also
                                            served in the Ohio House of Representatives from
                                            1982 until 1986.  Mr. Jacobs has been a director of
                                            the Company since March 1997.

Robert H. Hughes                   59       Mr. Hughes served as Chief Financial Officer of
                                            Jacobs Investments, Inc. from 1993 until his
                                            retirement in May 1999.  Mr. Hughes is a director of
                                            Black Hawk Gaming and Development Co., Inc.  Mr.
                                            Hughes was a partner in charge of the audit
                                            department of the Cleveland office of the accounting
                                            firm of Deloitte & Touche LLP until his retirement
                                            in 1991. Mr. Hughes is a certified public accountant
                                            (retired). Mr. Hughes has been a director of the
                                            Company since March 1997.

David C. Grunenwald                46       Mr. Grunenwald has served as Vice President of
                                            Development and Leasing for Jacobs Investments, Inc.
                                            since 1988 and directs such company's development,
                                            construction, and leasing operations.  Prior to
                                            joining Jacobs Investments, Inc., Mr. Grunenwald
                                            worked for Weston, Inc. (1987-88) in syndication and
                                            property management and Touche Ross & Company from
                                            1981 to 1987 as a tax consultant.  Mr. Grunenwald
                                            has been a director of the Company since March 1997.

The Board of Directors recommends a vote FOR the proposed directors.

The following directors are continuing in office for terms expiring in 2001 or 2002, as indicated:

 Name of Director                  Age      Principal Occupation
-----------------                  ---      --------------------
Arnold W. Stansley                 67       Mr. Stansley is an owner and has been an executive
                                            officer of Raceway Park, a Standardbred racetrack in
                                            Toledo, Ohio, for the last nine years.  From 1993 to
                                            1997, he served as President of Stansley Management
                                            Corp., Colonial Downs, L.P.'s managing general
                                            partner prior to the reorganization of the Company
                                            in connection with its initial public offering of
                                            stock.  He also served as President of Stansley
                                            Racing prior to the reorganization from 1994 to
                                            1997.  Mr. Stansley has been a director of the
                                            Company since March 1997 and his current term
                                            expires in 2002

William J. Koslo, Jr.              40       Mr. Koslo joined CIBC Oppenheimer Corp., an
                                            investment banking subsidiary of the Canadian
                                            Imperial Bank of Commerce, as a director in
                                            September 1996.  From 1993 to 1996, Mr. Koslo was an
                                            associate director of the investment bank

                                            Rodman & Renshaw, Inc. In 1992 and 1993, he was
                                            a vice president with Creditanstalt--Bankverein, a
                                            commercial bank then affiliated with Rodman & Renshaw,
                                            Inc. Mr. Koslo has been a director of the Company since
                                            March 1997 and his current term expires in 2002.

Stephen Peskoff                    57       Mr. Peskoff has acted as a consultant to Friedman,
                                            Billings, Ramsey & Co. for the last five years and
                                            served as President of Underhill Investment Corp.
                                            since 1976. Mr. Peskoff was active in the
                                            thoroughbred horse industry from 1978 to 1992 during
                                            which time he won two Eclipse Awards (1983 and 1991)
                                            and was the breeder of the 1991 horse of the year
                                            (Black Tie Affair).  Mr. Peskoff has been a director
                                            of the Company since March 1997 and his current term
                                            expires in 2001

Patrick J. McKinley                45       Mr. McKinley has served as Executive Vice President
                                            of Jacobs Investment, Inc. for more than twenty
                                            years and is responsible for such company's
                                            day-to-day operations.  Mr. McKinley has over twenty
                                            years' experience in restaurant operations and real
                                            estate development and management.  Mr. McKinley has
                                            been a director of the Company since March 1997 and
                                            his current term expires in 2001.

     The executive officers, in addition to Mr. Jacobs, of the Company are as follows:


Name of Officer                   Age        Position with the Company
---------------                   ---        -------------------------
Ian M. Stewart                     45        Mr. Stewart has served as President since November
                                             1998 and Chief Financial Officer since June 1997.
                                             From January 1998 through November 1998, Mr. Stewart
                                             served as Chief Operating Officer of the Company.
                                             Prior to that time, Mr. Stewart was CFO for Barber
                                             Martin & Associates from March 1997 to June 1997.
                                             From October 1994 to March 1997, Mr. Stewart served
                                             as a consultant and a temporary CFO for several
                                             Virginia based businesses.  From December 1989 to
                                             September 1994, Mr. Stewart was Vice President and
                                             CFO of Hat Brands, Inc.  Mr. Stewart is a certified
                                             public accountant.

Jerry M. Monahan                   60        Mr. Monahan joined the Company in 1997 and currently
                                             serves as Senior Vice President responsible

                                             for market expansion and government relations.
                                             Previously, he served as Vice President - Racing
                                             Operations.  Prior to that time, Mr. Monahan was
                                             Vice President and General Manager of the Lexington
                                             Trots Breeder Association.  Prior to that, Mr.
                                             Monahan was Vice President and General Manager of
                                             Buffalo Raceway.

                      MEETINGS OF THE BOARD OF DIRECTORS
                    AND INFORMATION ABOUT BOARD COMMITTEES

     The Board of Directors held seven meetings during the fiscal year ended December 31, 1999. Each director attended in excess of 75% of the aggregate of the total number of all meetings of the Board, and the total number of meetings of all committees of the Board on which he served.

     The Company has three standing Committees: the Audit Committee, the Compensation Committee and the Stock Option Committee. The Audit Committee consists of William J. Koslo, Jr., Stephen Peskoff and Robert H. Hughes. Jeffrey
P. Jacobs, Stephen Peskoff, and William J. Koslo, Jr. are the members of the Compensation Committee. Jeffrey P. Jacobs, William J. Koslo, Jr. and Patrick J. McKinley are members of the Stock Option Committee. The Audit Committee reviews financial matters and the Company's auditors' reports. The Compensation Committee reviews compensation and benefits for the Company's executives. The Stock Option Committee administers the grant of stock options to executive officers under the Company's 1997 Stock Option Plan. The Company does not have a nominating committee. The Audit Committee and the Stock Option Committee each met once during 1999. The Compensation Committee did not meet.

     The Company pays director's fees to each Director who is not an employee of the Company. During the year ending December 31, 1999, each non-employee Director received a per meeting fee of $1,000 for each Board of Directors meeting attended in person, and $500 for each Board of Directors meeting attended by phone. Additionally, Directors receive $500 for each meeting of a Committee which he attends. The compensation for attending Board of Directors and Committee meetings is paid in the form of shares of Class A Common Stock. The amount of shares per meeting is determined by using the average closing price of Class A Common Stock for the two trading days preceding the meeting, the day of the meeting, and the two trading days following the meeting. The shares of Class A Common Stock for payment of such fees for 1999 have been reserved for but not yet issued.

Compensation Committee

     The Company's executive officer compensation program is administered and reviewed by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee did not meet in 1999. The increase in Mr. Stewart's salary from $120,000 to $150,000 was considered and approved by the Board of Directors, consistent with the Company's compensation policies. The Compensation Committee has determined that compensation of executive officers should include a mixture of short and long range compensation plans which attract, motivate and retain competent executive personnel, increase executive ownership interests in the Company and encourage increases in the Company's productivity and profitability. As such, the Company's policy is that executive compensation should be directly and materially related to the short-term and long-term operating performance and objectives of the Company. To achieve these ends, executive compensation, including base salary and stock option grants, is to a significant extent dependent upon the Company's financial performance and the return on its Common Stock. However, to ensure that the Company is strategically and competitively positioned for the future, the Compensation Committee may attribute significant weight to other factors in determining executive compensation, such as maintaining competitiveness, implementing capital improvements, expanding markets and achieving other long-range business and operating objectives. The base salary for Ian M. Stewart is set pursuant to employment agreements and currently is $150,000 per year. Mr. Stewart's salary was increased to reflect the additional time and effort Mr. Stewart devotes to the challenges facing the Company, to reward him for the improvement in the Company's financial performance, and to retain him in light of the competitive labor market in which the Company operates. Additionally, Mr. Stewart's employment agreement provides that he will receive six (6) months base salary in the event the Company terminates his employment not "for cause." If Mr. Stewart is terminated for cause or voluntarily leaves the Company, he is not entitled to any severance benefit. Mr. Jacobs' salary is $120,000 per year. There is no employment agreement currently in effect with respect to Mr. Jacobs' employment.

Stock Option Committee

     Stock options are granted under the provisions of the Company's 1997 Stock Option Plan (the "Plan"). Stock options are granted to reinforce the importance of improving shareholder value over the long-term and to encourage and facilitate director and executive stock ownership. Under the Plan, stock options are either incentive stock options or non-qualified stock options. Stock options are granted at not less than 100% of the fair market value of the stock on the date of grant to ensure that executives can only be rewarded for appreciation in the price of the Common Stock where the Company's shareholders are similarly benefited. The stock options which have already been issued vest at a rate of twenty percent (20%) per year for five years with the exception of Mr. Stewart's 1998 award which vested in 1999. For future grants, the Stock Option Committee will establish levels of participation for the stock option program based upon each director's, executive officer's or other employee's position in the Company. The number of options to be granted will be contingent on the individual and the Company's performance, tenure and future potential.

Audit Committee

     The principal functions of the Audit Committee are to recommend engagement of the Company's auditors, to consult with the Company's auditors concerning the scope of the audit, to review with the auditors the results of the examination, to review and approve any material accounting policy changes affecting the Company's operating results, and to review the Company's financial control procedures and personnel.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of March 10, 2000, by (i) each person known to the Company to own beneficially more than five percent of the Company's outstanding Common Stock, (ii) each director, (iii) the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose salaries and bonuses were in excess of $100,000, and (iv) all of the executive officers and directors of the Company as a group.

           Amount and Nature of Beneficial Ownership of Common Stock



                                                       Shares Owned           Percent of Common Outstanding     Voting Power
                                               ----------------------------               Stock                as Percent of
                                                                             --------------------------------   Common Stock
Name of Beneficial Owner                        Class A           Class B     Class A      Class B      All    Outstanding (1)
------------------------                       ----------        ----------  ---------     --------    ------  ---------------
CD Entertainment Ltd. (2)
1231 Main Avenue
Cleveland, OH  44113                            1,539,739 (3)   2,767,500 (4)    28.8%       92.3%      49.8%       74.4%

Jeffrey P. Jacobs (5)                           1,559,739       2,767,500 (4)    29.1%       92.3%      51.8%       74.5%

Arnold W. Stansley(6)                             478,879            ---          8.5%        ---        5.5%        2.3%

James M. Leadbetter(7)
110 Arco Drive
Toledo, Ohio 43607                                216,581         225,000         3.8%        7.5%       5.1%        6.5%

Stephen Peskoff (8)                               117,518            ---          2.1%        ---        1.4%         *

Ian M. Stewart (9)                                 30,000            ---           *          ---         *           *

David C. Grunenwald(9)                             13,088            ---           *          ---         *           *

Robert H. Hughes(9)                                13,088            ---           *          ---         *           *

Patrick J. McKinley(9)                             13,150            ---           *          ---         *           *

William J. Koslo, Jr.(9)                           12,935            ---           *          ---         *           *

All executive officers and directors
   as a group (9 persons)(10)                   2,548,397       2,767,500        45.1%       92.3%      61.5%       79.4%

* Represents less than 1%.

(1) Except for votes on (i) a merger, (ii) a sale of substantially all of the assets of the Company, (iii) an amendment to the Articles of Incorporation or Bylaws of the Company, in which case the voting power of the Company's officers and directors will be equal to their total respective percentage ownership of Common Stock outstanding, as set forth herein.

(2)  CD Entertainment Ltd. is beneficially owned by Jeffrey P. Jacobs, and Gary
     L. Bryenton and Jeffrey P. Jacobs as Trustees under the Opportunities Trust Agreement dated February 1, 1996.

(3) Includes 384,739 shares of Class A Common Stock issuable upon the conversion of a Convertible Subordinated Promissory Note held by CD Entertainment.

(4) Includes 757,500 shares of Class B Common Stock issuable upon conversion of two Convertible Subordinated Notes held by CD Entertainment.

(5) Represents the shares owned by CD Entertainment Ltd. and options for 20,000 shares held pursuant to the Stock Option Plan.

(6) Includes 25,000 shares that are subject to an option in favor of Stephen Peskoff.

(7) Includes 25,000 shares that are subject to an option in favor of Stephen Peskoff.

(8) Represents 2,518 shares owned, 15,000 shares owned by Underhill Investment Corp., an affiliate of Mr. Peskoff, options for 50,000 shares granted under the Stock Option Plan, options for 25,000 shares from Mr. Arnold W. Stansley, options for 25,000 shares from Mr. Leadbetter.

(9)  Includes stock options granted.

(10) Includes (i) all shares owned directly or indirectly, (ii) all options held, except those to purchase shares issued to another officer or director. The address of all directors and employees is c/o Colonial Downs, 10515 Colonial Downs Parkway, New Kent, Virginia 23124.

Executive Compensation

      The following table sets forth a summary of all compensation paid or accrued by the Company for services rendered for the last three fiscal years to the Company's Chief Executive Officer and each executive officer whose aggregate cash compensation in 1999 exceeded $100,000:

                           Summary Compensation Table

                                           Annual Compensation                    Long Term Compensation
                                  ---------------------------------------------------------------------------------
                                                                             Awards           Payouts
                                                                  --------------------------------------
                                                                     Restricted   Options/    LTIP         All
Name and                                                 Other         Stock        SARs     Payouts      Other
Principal Position            Year   Salary   Bonus   Compensation     Awards       (#) (3)    ($)     Compensation
-------------------           ----  --------  -----   ------------   ----------     ------   -------   ------------
Jeffrey P. Jacobs             1999  $120,000     (1)            (2)          (1)        (1)       (1)            (1)
Chief Executive               1998   120,000     (1)            (2)          (1)        (1)       (1)            (1)
Officer                       1997   120,000     (1)            (2)          (1)    20,000        (1)            (1)

Ian M. Stewart                1999  $135,584     (1)            (2)          (1)    10,000        (1)            (1)
President                     1998   120,000     (1)            (2)          (1)    10,000        (1)            (1)
                              1997    46,420     (1)            (2)          (1)    10,000        (1)            (1)

(1)  No compensation of this type received.
(2) Other Annual Compensation for executive officers is not reported as it is less than the required reporting threshold of the Securities and Exchange Commission.
(3) Number of shares of Common Stock issuable upon exercise of options granted during 1997, 1998 and 1999. The Company did not grant any Stock Appreciation Rights during 1997, 1998 and 1999.

                    Employee Grants of Stock Options in 1999

                          Number of                                                         Potential Realizable Value
                          Securities         % of Total                                       At Assumed Annual Rates
                          Underlying      Options Granted                                   Of Stock Price Appreciation
                            Option        to Employees in    Exercise Prices   Expiration       For Option Term (1)
Name                       Granted          Fiscal Year         Per Share         Date            5%            10%
----                       -------          -----------         ---------         ----            --            ---
Ian M. Stewart                   10,000              66.66%             $1.75  12/15/2008        $11,000        $27,900
All other                         5,000              33.34%             $1.00  12/15/2008        $     -        $ 3,100

      (1) In accordance with Securities and Exchange Commission rules, these columns show gains that might exist for the respective options, assuming that the market price of Colonial Downs' Common Stock appreciates from the date of grant over a period of 10 years at the annualized rates of 5% and 10%, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the individual employee from these options will be zero.

                  Non-Employee Grants of Stock Options in 1999

None

Repricing of Options

      On December 15, 1998, the Stock Option Committee and the Board of Directors of the Company approved the repricing of certain options held by directors, consultants and employees pursuant to which option exercise prices were reduced from $9.50 per share to $1.00 per share, which price was in excess of the $0.56 per share, fair market value per share of the Company's Class A Common Stock as of December 15, 1998. All other terms of the options remained unchanged. The repricing did not apply to options held by Mr. Jacobs.

      On June 14, 1999, the Stock Option Committee and the Board of Directors of the Company approved the repricing of 20,000 options held by Mr. Jacobs pursuant to which the option exercise price was reduced from $10.45 per share to $1.7875 per share which price was $110% of the fair market value per share of the Company's Class A Common Stock as of June 14, 1999.

      The basis for the Board of Director's determination to approve the repricing was that (i) the Company's interest in providing a compensation incentive through the use of stock options would be adversely affected as to employees, consultants and directors whose stock options had exercise prices substantially in excess of the market price of the Company's Class A Common Stock ("Underwater Options"); and (ii) employees holding Underwater Options were seen to be vulnerable to being recruited by other employers who offer more attractive incentive compensation.

The table below sets forth information concerning repricings of stock options held by any executive officer of the Company during the ten completed fiscal years.

                         Ten-Year Option/SAR Repricings

                                     Number of
                                    Securities
                                    Underlying     Market Price of                                          Length of Original
                                   Options/SARs    Stock at Time of     Exercise Price at       New       Term Remaining at Date
                                    Repriced or      Repricing or       Time of Repricing     Exercise        of Repricing or
Name                     Date       Amended (#)     Amendment ($)       or Amendment ($)     Price ($)           Amendment
----                     ----       -----------     -------------       ----------------     ---------           ---------
Jeffrey P. Jacobs       6/14/99       20,000           $1.625               $10.45             1.7875          Until 3/21/2007
Ian M. Stewart         12/15/98       10,000           $  .56               $ 9.50            $  1.00          Until 6/23/2002

Exercise of Stock Options in 1999

      There were no stock options exercised in 1999. There are no outstanding stock appreciation rights.

                                  PROPOSAL 2

                    AMENDMENT TO ARTICLES OF INCORPORATION

      The Company hereby desires to change its name from Colonial Downs Holdings, Inc. to Colonial Holdings, Inc. The purpose for the name change is to reflect that the Company is likely to consider investments of its capital in other business lines in addition to pari-mutuel wagering and Colonial Downs, L.P. The new name will more accurately reflect the Company's more diverse and broader holdings. Pursuant to Sections 13.1-707 and 13.1-710 of the Code of Virginia of 1950, as amended, the shareholders of the Company must give their consent to amend the Articles of Incorporation to reflect the name change of the Company.

      The Board of Directors recommends a vote FOR an amendment to the Articles of Incorporation of the Company to reflect the new name of the Company as Colonial Holdings, Inc. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR the amendment to the Articles of Incorporation.

                                  PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      BDO Seidman, LLP have been selected to be the Company's independent auditors for 2000. BDO Seidman, LLP have been the Company's independent auditors since 1997. In the event ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting thereon, management will review its future selection of auditors.

      A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the shareholders.

      The Board of Directors recommends a vote FOR ratification of the appointment of BDO Seidman, LLP as independent auditors for the Company for 2000. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment.

Certain Relationships and Related Transactions

     Premier One Development Company. At the September 2, 1997 Board of Directors meeting, the independent directors of the Board were asked to review and approve a transaction involving Premier One Development Company ("Premier"). Mr. Jacobs, Mr. Hughes and Mr. Grunenwald are affiliated with Premier. Premier audits, researches, pre-develops, and assists in the acquisition of new opportunities for the Company. The Company's independent members of the Board of Directors approved the entering of a two-year agreement with Premier which commenced on October 1, 1997 and extends through September 30, 1999 pursuant to which Premier receives a fee of $226,000 per year for services provided. The provisions of the agreement continued from September 30, 1999 to December 31, 1999.

     Colonial Gifts & Sportswear. The Company has entered into an agreement with Colonial Gifts & Sportswear, Inc., a Virginia corporation ("Sportswear"), for the sale of gifts and apparel. Pursuant to the agreement, the Company provides space at the racetrack and racing centers to Sportswear in exchange for a royalty based on Sportswear's gross sales. Although the Company received less than $10,000 in 1999 under the agreement, the expected value of the contract may be in excess of $60,000. Sportswear is wholly owned by the wife and daughter of Mr. Arnold Stansley, a director.

     Virginia Concessions, L.L.C. Virginia Concessions, L.L.C. has an agreement with the Company to provide food and beverage concessions at the Company's Racing Centers. Under the Agreement, the Company is responsible for the management and administration of Virginia Concessions in exchange for all earnings (or losses) from food and beverage sales. Virginia Concessions, L.L.C. is beneficially wholly owned by Mr. Jeffrey P. Jacobs.

     CD Entertainment Convertible Subordinated Promissory Notes. The Company is maker of two convertible subordinated promissory notes, in the original principal amounts of $5.5 million and $1 million, respectively, held by CD Entertainment, Ltd., an entity that is an affiliate of Mr. Jeffrey P. Jacobs. The $5.5 million note bears interest at a rate of 7.25% per annum, payable quarterly. The $1 million note bears interest at a rate of 8.5 % annually, payable at maturity. The $5.5 million note matures September 30, 2000, and the $1 million note matures August 26, 2000. The outstanding principal balance and accrued interest thereon is convertible into shares of Class A and Class B Common Stock at $11.59 per share for the $5.5 million note, and $1.65 per share for the $1 million note. The Company has announced its intent to refinance these notes with CD Entertainment Ltd. at an interest rate of LIBOR plus 3% and to modify the conversion rate to 125% of the average closing price of the Company's stock from June 23, 2000 to June 29, 2000. The refinancing of these notes is being made in connection with the refinancing of a $15 million credit facility with PNC Bank, N.A. CD Entertainment Ltd. will loan the Company $15 million to repay the outstanding principal balance due PNC Bank, N.A. on June 30, 2000. The Company's indebtedness to CD Entertainment Ltd. will be reflected in a single promissory note with the foregoing terms.

     Diversified Opportunities Group Ltd. Pursuant to an agreement to provide credit support to the Company, Diversified Opportunities Group Ltd. ("Diversified"), an affiliate of Mr. Jeffrey P. Jacobs, receives an annual fee equal to 3% of the amount of any letters of credit or guarantees provided to the Company (subject, in the case of a letter of credit, to a minimum annual fee of $50,000). Diversified deferred the guarantee fees for 1998 until the opening of two satellite wagering facilities in Northern Virginia. If such facilities are not opened by 2007, the fee will be waived in its entirety. Costs incurred under the agreement were $450,000 for 1999 and are recorded as an accrued liability at December 31, 1999. This fee will terminate upon the expected refinancing with CD Entertainment Ltd. of the Company's debt.

                        COMPANY STOCK PRICE PERFORMANCE
                Comparison of Five-Year Cumulative Total Return

     The following graph compares the cumulative total shareholder return for the Company's Common Stock since the Company's shares began trading on March 18, 1997 to the cumulative total returns of (i) the NASDAQ Market Index and (ii) a Peer Group Index comprised of the following gaming and horse racing companies:
Churchill Downs, Inc., Dover Downs, Inc., and Penn National Gaming, Inc.


                              [PERFORMANCE GRAPH]



                                      03/18/97      12/31/97      12/31/98      12/31/99
                                      --------      --------      --------      --------
Colonial Downs Holdings, Inc.            100.0          36.8           5.3           8.6
NASDAQ Market Index                      100.0         123.7         172.7         320.6
Peer Group                               100.0          97.9         117.9         116.4

Notes:

A. The initial price determination for Colonial Downs Holdings, Inc. was determined using the closing price of Colonial Downs on March 18, 1997, its first day of trading.

B.   The index level was set to 100.0 on March 18, 1997.

                                 Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership of the Company's Common Stock and any other equity securities of the Company with the Securities and Exchange Commission (SEC) and the NASDAQ SmallCap Market. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of Forms 3, 4 and 5 furnished to the Company, or written representations from certain reporting persons that no such forms were required to be filed by such persons, the Company believes that all its executive officers, directors and greater than 10% shareholders complied with all filing requirements applicable to them during 1999, other than a late filing by Mr. Jeffrey P. Jacobs on Form 5.

Mailing of Materials; Other Business

      The Company has mailed an Annual Report for the fiscal year ending December 31, 1999 to Shareholders and a proxy card together with this proxy statement to all shareholders of record at the close of business on June 26, 2000. The only business to come before the meeting of which management is aware is set forth in this proxy statement. If any other business does properly come before the meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

Shareholder Proposals

      It is presently anticipated that the 2001 Annual Meeting of Shareholders will be held on August 2, 2001. In order for shareholder proposals to be included in the proxy material for that meeting, such proposals must be received by the Secretary of the Company prior to March 1, 2001. A shareholder must state: (a) a description of the business to be brought, (b) the name and address of the shareholder, (c) a representation that the shareholder is entitled to vote at the upcoming meeting, (d) the class and number of shares of the Company's stock owned both directly and indirectly by the shareholder, (e) the dates upon which he acquired such shares, and (f) any material interest in the matter addressed in the proposal.

      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO DATE, SIGN, AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                   FORM 10-K

      THE COMPANY WILL PROVIDE WITHOUT CHARGE UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS), INCLUDING FINANCIAL STATEMENTS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT 10515 COLONIAL DOWNS PARKWAY, NEW KENT, VA 23124 ATTENTION: CORPORATE SECRETARY.

                                                                         Annex 1

                                   AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                         COLONIAL DOWNS HOLDINGS, INC.
              (Changing corporate name to Colonial Holdings Inc.)

     Pursuant to Section 13.1-710 of the Code of Virginia of 1950, as amended, the Amendment to the Articles of Incorporation of Colonial Downs Holdings, Inc., a Virginia corporation (the "Corporation"), provides as follows:

     1.   Name.  The name of the Corporation is Colonial Downs Holdings, Inc.
          ----

     2.   Amendment.  The Articles of Incorporation of the Corporation are
          ---------
hereby amended by deleting Article I thereof in its entirety and in its place substituting the following:

          "A.  Corporate Name. The name of the Corporation is Colonial Holdings,
               --------------
Inc."


     3.   Action by Board of Directors and Shareholders.  This amendment was
          ---------------------------------------------
proposed by the Board of Directors of the Company and submitted to the shareholders for a vote at the annual meeting of the Company which took place on August 2, 2000. At that time, there were 5,025,239 shares of Class A Common Stock issued and outstanding and entitled to vote, of which ________ shares voted for the amendment. Additionally, there were 2,242,500 shares of Class B Common Stock issued and outstanding and entitled to vote, of which ________ shares voted for the Amendment. Therefore, the shareholders of the Corporation have found that the above amendment was in the best interest of the Corporation and approved and adopted the above amendment. Such action was in accordance with the applicable provisions of the Virginia Stock Corporation Act.

     4.   Effective Time and Date. The effective time and date of the
          -----------------------
Certificate of Amendment issued with respect to these Articles shall be 11:59 p.m. on August __, 2000.

     Dated:  August __, 2000

                              COLONIAL DOWNS HOLDINGS, INC.
                              a Virginia corporation


                              By:  /s/ Ian M. Stewart
                                  ________________________________
                                   Ian M. Stewart, President

                         COLONIAL DOWNS HOLDINGS, INC.

     The undersigned hereby appoints Jeffrey P. Jacobs and Ian M. Stewart, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of Common Stock of Colonial Downs Holdings, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders thereof to be held on August 2, 2000 and at any and all postponements and adjournments thereof, upon the following matters:

     1. For the election of Jeffrey P. Jacobs, Robert H. Hughes, and David C. Grunenwald to serve as Class III Directors until the Annual Meeting of Shareholders of the Company to be held in the year 2003 and until their successors are elected and qualified:

     _______For All Nominees ______ Against All Nominees ______ Abstain

(INSTRUCTIONS: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW):

     Jeffrey P. Jacobs, Robert H. Hughes, and David C. Grunenwald

     2. Amendment to the Articles of Incorporation of the Company to reflect the name change of the Company to Colonial Holdings, Inc.

     _______For    ______ Against     ______ Abstain

     3. Ratification of appointment of BDO Seidman, LLP as the Company's independent auditors for 2000.

     _______For    ______ Against      ______ Abstain

     4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting including matters incident to its conduct.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM NO. 1, 2, and 3.

     IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" SUCH ITEM.


Dated _____________, 2000


______________________________     Please sign exactly as name appears on stock
     Signature                     certificate.  If stock is jointly owned, both
                                   parties must sign.

______________________________
     Signature

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PLEASE DATE, SIGN
                        AND RETURN THIS PROXY PROMPTLY.